Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

Dated: February 16, 2021	Valor IV Pharma Holdings, LLC

	By:	Valor Equity Associates IV L.P., as general partner of its members
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners IV L.P.

	By:	Valor Equity Associates IV L.P., its general partner
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners IV-A L.P.

	By:	Valor Equity Associates IV L.P., its general partner
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners IV-B L.P.

	By:	Valor Equity Associates IV L.P., its general partner
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Associates IV L.P.

By:	Valor Equity Capital IV LLC, its general partner
By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Capital IV LLC

By:	Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Management L.P.

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

/s/ Antonio J. Gracias
Name:	Antonio J. Gracias

/s/ Juan A. Sabater
Name:	Juan A. Sabater